Investor Relations Contacts:
Keith Terreri, Vice President - Finance & Treasurer
Jim Mathias, Director - Investor Relations
214-570-4641
investor_relations@metropcs.com

MetroPCS Reports Third Quarter 2012 Results

Highest Quarterly Adjusted EBITDA Margin in Company History

Third Quarter 2012 Highlights Include:

•	Quarterly consolidated total revenues of approximately $1.3 billion, an increase of 4% over the third quarter of 2011

•	Adjusted EBITDA of $466 million, an increase of 42% over the third quarter of 2011

•	Adjusted EBITDA margin of 41.5%, an increase of 1,260 basis points over the third quarter of 2011

•	Quarterly churn of 3.7%, down 80 basis points from the third quarter of 2011

•	Quarterly CPU of $18.38, a decrease of $1.14 over third quarter 2011

•	Surpassed 1 million 4G LTE subscribers, representing approximately 12% of total subscribers

•	Quarterly income from operations of $292 million, an increase of 65% over the third quarter of 2011

DALLAS (October 30, 2012) - MetroPCS Communications, Inc. (NYSE: PCS), the nation's leading provider of no annual contract, unlimited, flat-rate wireless communications service, today announced financial and operational results for the quarter ended September 30, 2012. MetroPCS reported quarterly Adjusted EBITDA of $466 million for the third quarter 2012 and ended the quarter with approximately 9.0 million subscribers.

Roger D. Linquist, Chairman and Chief Executive Officer of MetroPCS, said, “With a primary focus on generating Adjusted EBITDA and cash flow during the third quarter, we are pleased to report the highest Adjusted EBITDA margin in Company history of 41.5%. Late in the third quarter, we launched 4G LTE For All and while still early, we are pleased with initial results, including customer upgrades and churn. As we enter the fourth quarter, our 4G LTE For All efforts are in full-swing and with over one million 4G LTE subscribers at the end of the third quarter, we believe we are well positioned to meet the current demands for high-speed wireless broadband service. During the fourth quarter, we plan to focus on re-energizing subscriber growth, which we expect will put incremental pressure on our CPGA and CPU. With a robust 4G LTE handset line-up that is growing, we believe our 4G LTE For All initiative provides unmatched value, with all taxes and regulatory fees included.

“Our recently announced proposed business combination with T-Mobile is exciting as it will create a value leader in wireless with a clear path to offering 4G LTE service over 20x20MHz. It also provides MetroPCS customers with broader network coverage and deeper spectrum as well as the ability to gain full access to a broad array of handsets and services. We plan to continue to challenge the wireless market and compete aggressively with our 4G LTE For All service offerings,” Linquist concluded.

Key Consolidated Financial and Operating Metrics

(in millions, except percentages, per share, per subscriber and subscriber amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	Change	2012	2011	Change
Service revenues	$1,122	$1,131	(1)%	$3,440	$3,295	4%
Total revenues	$1,259	$1,205	4%	$3,817	$3,609	6%
Income from operations	$292	$177	65%	$702	$532	32%
Net income	$193	$69	178%	$363	$210	73%
Diluted EPS	$0.52	$0.19	$0.33	$0.99	$0.57	$0.42
Adjusted EBITDA(1)	$466	$327	42%	$1,205	$970	24%
Adjusted EBITDA as a
percentage of service revenues	41.5%	28.9%	1,260 bps	35%	29.4%	560 bps

ARPU(1)	$40.5	$40.8	$(0.3)	$40.56	$40.57	$(0.01)
CPGA(1)	$202.24	$193.95	$8.29	$211.98	$175.3	$36.68
CPU(1)	$18.38	$19.52	$(1.14)	$19.90	$19.41	$0.49
Churn-Average Monthly Rate	3.7%	4.5%	(80 bps)	3.4%	3.9%	(50 bps)

Consolidated Subscribers
End of Period	8,979,960	9,149,249	(2)%	8,979,960	9,149,249	(2)%
Net Additions	(312,291)	69,384	(550)%	(366,699)	994,139	(137)%
Penetration of Covered POPs(2)	8.8%	9.1%	(30 bps)	8.8%	9.1%	(30 bps)

(1)	For a reconciliation of non-GAAP financial measures, please refer to the section entitled “Definition of Terms and Reconciliation of non-GAAP Financial Measures” included at the end of this release.

(2)	Number of covered POPs covered by MetroPCS Communications, Inc. network increased 1.6 million from 9/30/11 to 9/30/12 to 102 million.

Quarterly Consolidated Results

•	Consolidated service revenues of approximately $1.1 billion for the third quarter of 2012, a decrease of $9 million, or 1%, when compared to the prior year's third quarter.

•	Income from operations increased $115 million, or 65%, for the third quarter of 2012 when compared to the prior year's third quarter.

•
Net income for the quarter was $193 million and includes a $53 million gain on settlement related to certain securities that was recognized during the quarter. On a non-GAAP basis excluding the gain on settlement, net income would have been $140 million or $0.38 per common share, an increase of 102% or $0.19 per common share.

•	Adjusted EBITDA of $466 million increased by $139 million for the third quarter of 2012, or 42%, when compared to the prior year's third quarter.

•
Average revenue per user (ARPU) of $40.50 for the third quarter of 2012 represents a decrease of $0.30 when compared to the third quarter of 2011. The decrease in ARPU was primarily attributable to promotional service plans partially offset by continued demand for our 4G LTE service plans.

•
The Company's cost per gross addition (CPGA) of $202 for the third quarter of 2012 represents an increase of $8 when compared to the prior year's third quarter. The increase is primarily driven by a 47% decrease in gross additions as compared to the three months ended September 30, 2011.

•
Cost per user (CPU) was $18.38 in the third quarter of 2012, a 6% decrease over the third quarter of 2011. The decrease in CPU is primarily driven by a decrease in retention expense for existing customers, a decrease in long distance cost and a decrease in taxes and regulatory fees.  These items were partially offset by an increase in costs associated with our 4G LTE network upgrade and an increase in commissions paid to independent retailers for customer reactivations.  During the quarter we experienced $2.47 in CPU directly related to handset upgrades compared to $3.88 in the prior year's third quarter.

•
Churn decreased 80 basis points from 4.5% to 3.7% when compared to the third quarter of 2011. The decrease in churn was primarily driven by continued investments in our network and lower year-to-date subscriber growth.

Financial Guidance for 2012

For the year ending December 31, 2012, MetroPCS today reaffirms its prior guidance, originally provided on February 23, 2012. MetroPCS currently expects to incur capital expenditures in the range of $900 million to $1.0 billion on a consolidated basis for the year ending December 31, 2012.

MetroPCS Conference Call Information

MetroPCS Communications, Inc. will host a conference call to discuss its Third Quarter 2012 Earnings Results at 9:00 a.m. Eastern Time (ET) on Tuesday, October 30, 2012.

Date:             Tuesday, October 30, 2012
Time:             9:00 a.m. ET
Call-in Numbers:     Toll free: 800-432-9830
International:         719-234-7318
Participant Passcode: 4396322

Please plan on accessing the conference call ten minutes prior to the scheduled start time.

The conference call will be broadcast live via the Company's Investor Relations website at investor.metropcs.com. A replay of the webcast will be available on the website beginning at approximately 12:30 p.m. ET on October 30, 2012.

A replay of the conference call will be available for one week starting shortly after the call concludes and can be accessed by dialing 888-203-1112 (toll free) or 719-457-0820 (international). The passcode required to listen to the replay is 4396322.

To automatically receive MetroPCS financial news by e-mail, please visit the Investor Relations portion of the MetroPCS website, investor.metropcs.com, and subscribe to E-mail Alerts.

All registered marks, including but not limited to, Wireless for All, are registered service marks of MetroPCS Wireless, Inc. All rights reserved. All other company and product names mentioned may be trademarks or registered marks of the respective companies with which they are associated.

About MetroPCS Communications, Inc.

Dallas-based MetroPCS Communications, Inc. (NYSE: PCS) is a provider of no annual contract, unlimited wireless communications service for a flat-rate. MetroPCS is the fifth largest facilities-based wireless carrier in the United States based on number of subscribers served. With Metro USA(SM), MetroPCS customers can use their service in areas throughout the United States covering a population of over 280 million people. As of September 30, 2012, MetroPCS had approximately 9.0 million subscribers. For more information please visit www.metropcs.com.

Forward-Looking Statements
This release includes “forward-looking statements” for the purpose of the “safe harbor” provisions within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and rule 3(b)-6 under the Securities Exchange Act of 1934, as amended. Any statements made in this release that are not statements of historical fact, including statements about our plans, beliefs, opinions, projections, and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning our plans and focus for the fourth quarter, our ability to predict and meet the demands of our subscribers, the impact of increased sales in our CPU and CPGA and expectations regarding future CPGA, our value proposition, the advantages of a merger with T-Mobile, our plans to challenge the wireless market, the reasons for our operational and financial results, our network capabilities, our ability to increase subscribers, our ability to drive profitable growth, our guidance on capital expenditures for 2012 and statements that may relate to our plans, objectives, strategies, goals, future events, future revenues or performance, capital expenditures, financing needs, and other information that is not historical information. These forward-looking statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “views,” “becomes,” “projects,” “should,” “would,” “could,” “may,” “will,” “forecast,” and other similar expressions.

These forward-looking statements are based on reasonable assumptions at the time they are made, including our current expectations, plans, beliefs, opinions and assumptions in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at such times. Forward-looking statements are not guarantees of future performance or results. Actual financial results, performance or results of operations may differ materially from those expressed in the forward-looking statements. Factors that may materially affect such forward-looking statements include, but are not limited to:

•	the ability of our vendors to supply the handsets we need in the time frames we require;

•	our and our competitor's current and planned promotions, marketing, sales and other initiatives and our ability to respond to and support them;

•
our ability to manage our networks to deliver the services, content, service quality and speed our customers expect and demand and to maintain and increase the capacity of our networks and business systems to satisfy the demands of our customers and the demands placed by devices on our networks;

•	the highly competitive nature of our industry and changes in the competitive landscape;

•	our ability to successfully combine with T-Mobile and achieve the cost and capital expenditures savings and synergies we expect;

•	our ability to remain focused and keep all employees focused on the business during the pendency of the T-Mobile transaction;

•
the current economic environment in the United States; disruptions to the credit and financial markets in the United States; and contractions or limited growth on consumer spending as a result of the uncertainty in the United States economy;

•	our ability to manage our growth, achieve planned growth, manage churn rates, maintain our cost structure, and achieve additional economies of scale;

•	our ability to negotiate and maintain acceptable agreements with our suppliers and vendors, including roaming arrangements;

•	the seasonality of our business and any failure to have strong customer growth in the first and fourth quarters;

•
the rates, nature, collectability and applicability of taxes and regulatory fees on the services we provide and increases or changes in taxes and regulatory fees or the services to, or the manner in, which such taxes and fees are applied, calculated or collected;

•	governmental regulation affecting our services and changes in government regulation, and the costs of compliance and our failure to comply with such regulations;

•	the rapid technological changes in our industry, and our ability to adapt, respond and deploy new technologies, and successfully offer new services using such new technology;

•
our ability to fulfill the demands and expectations of our customers, provide the customer care our customers want, expect, or demand, secure the products, services, applications, content and network infrastructure equipment we need, or which our customers or potential customers want, expect or demand;

•	the availability of additional spectrum, our ability to secure additional spectrum, or secure it at acceptable prices, when we need it;

•	our ability to adequately defend against suits filed by others and to enforce or protect our intellectual property rights;

•
our capital structure, including our indebtedness amount, the limitations imposed by the covenants in the agreements governing our indebtedness and the maintenance of our financial and disclosure controls and procedures;

•	our ability to attract and retain key members of management and train personnel;

•
our reliance on third parties to provide distribution, products, software content and services that are integral to or used or sold by our business and the ability of our suppliers to perform, develop and timely provide us with technological developments, products and services we need to remain competitive;

•
possible disruptions or intrusions of our network, billing, operational support and customer care systems which may limit or disrupt our ability to provide service or which may cause disclosure or improper use of our customers' information and the associated harm to our customers, our systems, our reputation and our goodwill; and

•
other factors described or referenced in our annual report on Form 10-K for the year ended December 31, 2011 filed on February 29, 2012 and from time to time in our quarterly reports on Form 10-Q, including our quarterly report for the quarter ended September 30, 2012, to be filed on or before November 9, 2012, as well as subsequent quarterly reports on Form 10-Q, or current reports on Form 8-K, all of which are on file with the SEC and may be obtained free of charge through the SEC's website http://www.sec.gov, from the Company's website at www.metropcs.com under the investor relations tab, or from the Company by contacting the Investor Relations department.

The forward-looking statements speak only as of the date made, are based on current assumptions and expectations, and are subject to the factors above, among other things, and involve risks, uncertainties, events, circumstances and assumptions, many of which are beyond our ability to foresee, control or predict. You should not place undue reliance on these forward-looking statements. All future written and oral forward looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by our cautionary statements. MetroPCS Communications, Inc. does not intend to, is not obligated to, and does not undertake a duty to, update any forward-looking statement to reflect the occurrence of events or circumstances after the date of this release, except as required by law. The results for the third quarter of 2012 may not be reflective of results for any subsequent period or the full year 2012. MetroPCS does not plan to update nor reaffirm guidance except through formal public disclosure pursuant to Regulation FD.

MetroPCS Communications, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share information)
(Unaudited)

	September 30, 2012	December 31, 2011
CURRENT ASSETS:
Cash and cash equivalents	$2,057,339	$1,943,282
Short-term investments	507,943	299,972
Inventories	312,632	239,648
Accounts receivable (net of allowance for uncollectible accounts of $490 and $601 at September 30, 2012 and December 31, 2011, respectively)	95,263	78,023
Prepaid expenses	80,040	55,712
Deferred charges	71,590	74,970
Deferred tax assets	7,666	7,214
Other current assets	52,349	44,772
Total current assets	3,184,822	2,743,593
Property and equipment, net	4,197,399	4,017,999
Restricted cash and investments	2,076	2,576
Long-term investments	1,679	6,319
FCC licenses	2,562,315	2,539,041
Other assets	123,618	173,403
Total assets	$10,071,909	$9,482,931
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$450,087	$512,346
Current maturities of long-term debt	36,112	33,460
Deferred revenue	232,307	245,705
Other current liabilities	66,144	25,212
Total current liabilities	784,650	816,723
Long-term debt, net	4,731,174	4,711,021
Deferred tax liabilities	1,008,870	817,106
Deferred rents	133,272	120,028
Other long-term liabilities	91,496	90,453
Total liabilities	6,749,462	6,555,331
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.0001 per share, 100,000,000 shares authorized; no shares of preferred stock issued and outstanding at September 30, 2012 and December 31, 2011	—	—
Common stock, par value $0.0001 per share, 1,000,000,000 shares authorized, 363,875,489 and 362,460,395 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	36	36
Additional paid-in capital	1,815,315	1,784,273
Retained earnings	1,521,925	1,159,418
Accumulated other comprehensive loss	(4,625)	(9,295)
Less treasury stock, at cost, 965,021 and 602,881 treasury shares at September 30, 2012 and December 31, 2011, respectively	(10,204)	(6,832)
Total stockholders’ equity	3,322,447	2,927,600
Total liabilities and stockholders’ equity	$10,071,909	$9,482,931

MetroPCS Communications, Inc. and Subsidiaries
Condensed Consolidated Statements of Income and Comprehensive Income
(in thousands, except share and per share information)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2012	2011	2012	2011
REVENUES:
Service revenues	$1,121,957	$1,131,054	$3,439,678	$3,294,563
Equipment revenues	137,203	74,334	377,252	314,654
Total revenues	1,259,160	1,205,388	3,816,930	3,609,217
OPERATING EXPENSES:
Cost of service (excluding depreciation and amortization expense of $142,892, $120,362, $408,852 and $347,645 shown separately below)	373,032	382,033	1,130,377	1,089,480
Cost of equipment	265,940	343,473	1,002,726	1,095,269
Selling, general and administrative expenses (excluding depreciation and amortization expense of $20,197, $18,947, $60,406 and $54,883 shown separately below)	163,409	162,459	507,497	486,786
Depreciation and amortization	163,089	139,309	469,258	402,528
Loss on disposal of assets	1,452	1,283	4,618	2,731
Total operating expenses	966,922	1,028,557	3,114,476	3,076,794
Income from operations	292,238	176,831	702,454	532,423
OTHER EXPENSE (INCOME):
Interest expense	66,655	69,511	206,224	193,051
Interest income	(460)	(531)	(1,208)	(1,557)
Other (income) expense, net	(105)	(93)	(418)	(534)
Gain on settlement	(52,500)	—	(52,500)	—
Loss on extinguishment of debt	—	—	—	9,536
Total other expense	13,590	68,887	152,098	200,496
Income before provision for income taxes	278,648	107,944	550,356	331,927
Provision for income taxes	(85,981)	(38,618)	(187,849)	(121,887)
Net income	$192,667	$69,326	$362,507	$210,040
Other comprehensive income (loss):
Unrealized gains on available-for-sale securities, net of tax of $49, $25, $100 and $127, respectively	3,512	40	3,593	204
Unrealized losses on cash flow hedging derivatives, net of tax benefit of $1,002, $5,790, $3,608 and $13,713, respectively	(1,748)	(9,286)	(5,913)	(22,060)
Reclassification adjustment for gains on available-for-sale securities included in net income, net of tax of $33, $47, $58 and $169, respectively	(56)	(75)	(96)	(272)
Reclassification adjustment for losses on cash flow hedging derivatives included in net income, net of tax benefit of $1,301, $2,468, $4,324 and $6,587, respectively	2,254	3,956	7,086	10,596
Total other comprehensive income (loss)	3,962	(5,365)	4,670	(11,532)
Comprehensive income	$196,629	$63,961	$367,177	$198,508
Net income per common share:
Basic	$0.53	$0.19	$0.99	$0.58
Diluted	$0.52	$0.19	$0.99	$0.57
Weighted average shares:
Basic	363,584,552	362,019,205	363,190,434	359,763,082
Diluted	365,019,836	364,865,226	364,440,115	363,717,798

MetroPCS Communications, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	For the Nine Months Ended September 30,

	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$362,507	$210,040
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	469,258	402,528
Provision for uncollectible accounts receivable	3,155	382
Deferred rent expense	13,432	13,457
Cost of abandoned cell sites	1,357	650
Stock-based compensation expense	28,756	32,142
Non-cash interest expense	5,563	6,141
Loss on disposal of assets	4,618	2,731
Gain on settlement	(52,500)	—
Loss on extinguishment of debt	—	9,536
Gain on sale of investments	(154)	(441)
Accretion of asset retirement obligations	4,900	4,198
Deferred income taxes	191,243	119,290
Changes in assets and liabilities:
Inventories	(72,984)	14,047
Accounts receivable, net	(17,152)	(7,373)
Prepaid expenses	(24,279)	(16,289)
Deferred charges	3,379	2,307
Other assets	16,469	24,755
Accounts payable and accrued expenses	(82,100)	(90,087)
Deferred revenue	(13,398)	19,225
Other liabilities	6,398	6,421
Net cash provided by operating activities	848,468	753,660
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(588,332)	(699,625)
Change in prepaid purchases of property and equipment	39,330	(65,241)
Proceeds from sale of property and equipment	897	845
Purchases of investments	(692,147)	(462,289)
Proceeds from maturity of investments	492,500	537,500
Proceeds from gain on settlement	52,500	—
Change in restricted cash and investments	500	300
Acquisitions of FCC licenses and microwave clearing costs	(22,998)	(4,003)
Cash used in asset acquisitions	—	(7,495)
Net cash used in investing activities	(717,750)	(700,008)
CASH FLOWS FROM FINANCING ACTIVITIES:
Change in book overdraft	9,131	14,081
Proceeds from debt issuance, net of discount	—	1,497,500
Debt issuance costs	—	(15,351)
Repayment of debt	(19,042)	(17,945)
Retirement of senior secured credit facility debt	—	(535,792)
Payments on capital lease obligations	(6,668)	(6,222)
Purchase of treasury stock	(3,373)	(4,359)
Proceeds from exercise of stock options	3,291	58,666
Net cash (used in) provided by financing activities	(16,661)	990,578
INCREASE CASH AND CASH EQUIVALENTS	114,057	1,044,230
CASH AND CASH EQUIVALENTS, beginning of period	1,943,282	796,531
CASH AND CASH EQUIVALENTS, end of period	$2,057,339	$1,840,761

Definition of Terms and Reconciliation of Non-GAAP Financial Measures

The Company utilizes certain financial measures and key performance indicators that are not calculated in accordance with GAAP to assess our financial and operating performance. A non-GAAP financial measure is defined as a numerical measure of a company's financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows, or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented.

Average revenue per user, or ARPU, cost per gross addition, or CPGA, cost per user, or CPU, and Adjusted EBITDA are non-GAAP financial measures utilized by the Company's management to judge the Company's ability to meet its liquidity requirements and to evaluate its operating performance. Management believes that these measures are important in understanding the performance of the Company's operations from period to period, and although every company in the wireless industry does not define each of these measures in precisely the same way, management believes that these measures (which are common in the wireless industry) facilitate key liquidity and operating performance comparisons with other companies in the wireless industry. The following tables reconcile the Company's non-GAAP financial measures with the Company's financial statements presented in accordance with GAAP.

ARPU - The Company utilizes ARPU to evaluate its per-customer service revenue realization and to assist in forecasting future service revenues. ARPU is calculated exclusive of pass through charges that the Company collects from its customers and remits to the appropriate government agencies.

Average number of customers for any measurement period is determined by dividing (a) the sum of the average monthly number of customers for the measurement period by (b) the number of months in such period. Average monthly number of customers for any month represents the sum of the number of customers on the first day of the month and the last day of the month divided by two. The Company believes investors use ARPU primarily as a tool to track changes in its average revenue per customer and to compare its per customer service revenues to those of other wireless broadband mobile providers, although other providers may calculate this measure differently. The following table reconciles total revenues used in the calculation of ARPU to service revenues, which the Company considers to be the most directly comparable GAAP financial measure to ARPU.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in thousands, except average number of customers and ARPU)
Calculation of Average Revenue Per User (ARPU):
Service revenues	$1,121,957	$1,131,054	$3,439,678	$3,294,563
Less: Pass through charges	(12,507)	(19,785)	(44,656)	(61,795)
Net service revenues	$1,109,450	$1,111,269	$3,395,022	$3,232,768
Divided by: Average number of customers	9,131,181	9,079,982	9,300,428	8,853,141
ARPU	$40.50	$40.80	$40.56	$40.57

CPGA - The Company utilizes CPGA to assess the efficiency of its distribution strategy, validate the initial capital invested in its customers and determine the number of months to recover its customer acquisition costs. This measure also allows management to compare the Company's average acquisition costs per new customer to those of other wireless broadband mobile providers, although other providers may calculate this measure differently. Equipment revenues related to new customers are deducted from selling expenses in this calculation as they represent amounts paid by customers at the time their service is activated that reduce the Company's acquisition cost of those customers. Additionally, equipment costs associated with existing customers, net of related revenues, are excluded as this measure is intended to reflect only the acquisition costs related to new customers. The Company believes investors use CPGA primarily as a tool to track changes in its average cost of acquiring new customers and to compare its per customer acquisition costs to those of other wireless broadband mobile providers, although other providers may calculate this measure differently. The following table reconciles total costs used in the calculation of CPGA to selling expenses, which the Company considers to be the most directly comparable GAAP financial measure to CPGA.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in thousands, except gross customer additions and CPGA)
Calculation of Cost Per Gross Addition (CPGA):
Selling expenses	$78,770	$88,702	$253,481	$259,086
Less: Equipment revenues	(137,203)	(74,334)	(377,252)	(314,654)
Add: Equipment revenue not associated with new customers	96,911	58,026	275,561	192,615
Add: Cost of equipment	265,940	343,473	1,002,726	1,095,269
Less: Equipment costs not associated with new customers	(164,521)	(163,610)	(629,915)	(515,743)
Gross addition expenses	$139,897	$252,257	$524,601	$716,573
Divided by: Gross customer additions	691,736	1,300,611	2,474,721	4,087,582
CPGA	$202.24	$193.95	$211.98	$175.30

CPU - The Company utilizes CPU as a tool to evaluate the non-selling cash expenses associated with ongoing business operations on a per customer basis, to track changes in these non-selling cash costs over time, and to help evaluate how changes in the Company's business operations affect non-selling cash costs per customer. In addition, CPU provides management with a useful measure to compare its non-selling cash costs per customer with those of other wireless broadband mobile providers. The Company believes investors use CPU primarily as a tool to track changes in the Company's non-selling cash costs over time and to compare the Company's non-selling cash costs to those of other wireless broadband mobile providers, although other providers may calculate this measure differently. The following table reconciles total costs used in the calculation of CPU to cost of service, which the Company considers to be the most directly comparable GAAP financial measure to CPU.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in thousands, except average number of customers and CPU)
Calculation of Cost Per User (CPU):
Cost of service	$373,032	$382,033	$1,130,377	$1,089,480
Add: General and administrative expense	84,639	73,757	254,016	227,700
Add: Net loss on equipment transactions unrelated to initial customer acquisition	67,610	105,584	354,354	323,128
Less: Stock-based compensation expense included in cost of service and general and administrative expense	(9,256)	(9,898)	(28,756)	(32,142)
Less: Pass through charges	(12,507)	(19,785)	(44,656)	(61,795)
Total costs used in the calculation of CPU	$503,518	$531,691	$1,665,335	$1,546,371
Divided by: Average number of customers	9,131,181	9,079,982	9,300,428	8,853,141
CPU	$18.38	$19.52	$19.90	$19.41

Adjusted EBITDA - The Company utilizes Adjusted EBITDA to monitor the financial performance of its operations. This measurement, together with GAAP measures such as revenue and income from operations, assists management in its decision-making process related to the operations of the company's business. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for income from operations, net income, or any other measure of financial performance reported in accordance with GAAP. In addition, other providers may calculate this measure differently.

The Company believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate its overall operating performance and that this metric facilitates the comparisons with other wireless communications companies. The Company uses Adjusted EBITDA internally as a metric to evaluate and compensate its personnel and management for their performance, and as a benchmark to evaluate its operating performance in comparison to its competitors. Management also uses Adjusted EBITDA to measure, from period-to-period, the company's ability to provide cash flows to meet future debt services, capital expenditures and working capital requirements and fund future growth.

The following tables illustrate the calculation of Adjusted EBITDA and reconcile Adjusted EBITDA to net income and cash flows from operating activities, which the Company considers to be the most directly comparable GAAP financial measures to Adjusted EBITDA.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in thousands)
Calculation of Adjusted EBITDA:
Net income	$192,667	$69,326	$362,507	$210,040
Adjustments:
Depreciation and amortization	163,089	139,309	469,258	402,528
Loss on disposal of assets	1,452	1,283	4,618	2,731
Stock-based compensation expense	9,256	9,898	28,756	32,142
Interest expense	66,655	69,511	206,224	193,051
Interest income	(460)	(531)	(1,208)	(1,557)
Other (income) expense, net	(105)	(93)	(418)	(534)
Gain on settlement	(52,500)	—	(52,500)	—
Loss on extinguishment of debt	—	—	—	9,536
Provision for income taxes	85,981	38,618	187,849	121,887
Adjusted EBITDA	$466,035	$327,321	$1,205,086	$969,824

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in thousands)
Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA:
Net cash provided by operating activities	$391,898	$271,560	$848,468	$753,660
Adjustments:
Interest expense	66,655	69,511	206,224	193,051
Non-cash interest expense	(1,899)	(2,125)	(5,563)	(6,141)
Interest income	(460)	(531)	(1,208)	(1,557)
Other (income) expense, net	(105)	(93)	(418)	(534)
Benefit (provision) for uncollectible accounts receivable	82	(121)	(3,155)	(382)
Deferred rent expense	(4,058)	(5,626)	(13,432)	(13,457)
Cost of abandoned cell sites	(417)	(270)	(1,357)	(650)
Gain on sale and maturity of investments	89	122	154	441
Accretion of asset retirement obligations	(1,681)	(1,436)	(4,900)	(4,198)
Provision for income taxes	85,981	38,618	187,849	121,887
Deferred income taxes	(84,005)	(37,895)	(191,243)	(119,290)
Changes in working capital	13,955	(4,393)	183,667	46,994
Adjusted EBITDA	$466,035	$327,321	$1,205,086	$969,824